                                                                   EXHIBIT 10.25

JS LOGISTICS

                                                      PUBLIC WAREHOUSE AGREEMENT
                                                       CONTRACT RATE AND CHARGES

CORPORATE LOCATION
COMPANY NAME             BUILD A BEAR
CLIENT ADDRESS           1964 INNERBELT BUSINESS CTR DR                     CONTRACT ISSUE DATE  February 1, 2002
CITY STATE ZIP           ST LOUIS MO  63114
CONTACT NAME             JOHN MATTHEWS                                      CONTRACT EFFECTIVE DATE  March 31, 2002
CONTACT PHONE NUMBER     314-423-8000
CONTACT FAX NUMBER                                                          CONTRACT TERM PERIOD   2 YEAR
BILLING ADDRESS          SAME AS ABOVE
ADDRESS                  SAME AS ABOVE                                      QUOTED BY    RICH REKOWSKI
CITY STATE ZIP           SAME AS ABOVE
ATTENTION                JOHN MATTHEWS                                      TYPE OF BUSINESS   RETAIL
TITLE


SUBJECT TO THE TERMS AND CONDITIONS IN THE SIX PAGES OF THIS DOCUMENT, JS LOGISTICS, INC. WILL PROVIDE SERVICES AS STATED HEREIN ON PAGE 2 OF THIS CONTRACT.

--------------------------------------------------------------------------------

SPECIAL INSTRUCTIONS, TERMS OR CONDITIONS:
PRIOR TO RECEIPT OF FREIGHT, AN EXECUTED CONTRACT MUST BE RETURNED TO JS LOGISTICS.

IN SUCH CASES WHEREAS THIS PERTAINS TO A RENEWAL OF AN EXISTING CONTRACT, THE RATES SHALL BE IMPOSED COMMENCING SIXTY (60) DAYS AFTER ISSUE DATE UNLESS AN EXTENSION IN WRITING IS EXECUTED BY JS LOGISTICS, INC.

--------------------------------------------------------------------------------

  MERCHANDISE SHOULD BE CONSIGNED TO YOU IN CARE OF JS WAREHOUSE, INC. AT THE
                               FOLLOWING ADDRESS

                    4550 GUSTINE AVENUE, ST. LOUIS, MO 63116

--------------------------------------------------------------------------------

INVOICES FOR HANDLING, STORAGE, LABOR, SUPPLIES, EQUIPMENT, FREIGHT AND MANAGEMENT FEES ARE DUE WITHIN 30 DAYS OF INVOICE DATE. MONTHLY STORAGE FEES ARE DUE THE FIRST DAY OF THE MONTH TO WHICH THEY APPLY. JS LOGISTICS, INC. SHALL ASSESS A 1-1/2 % SERVICE CHARGE PER MONTH ON THE OUTSTANDING AMOUNT.

                  THIS PUBLIC WAREHOUSE AGREEMENT ("Agreement"), which includes the terms and conditions contained in Exhibit A and Exhibit B attached hereto, has been duly executed by the parties as of the date indicated below:

FOR          BUILD-A-BEAR WORKSHOP, INC.                       FOR          JS LOGISTICS, INC.
SIGNATURE        /s/ John F. Burtelow                          SIGNATURE       /s/ Richard A Rekowski
             -----------------------------------------                      ----------------------------------------------
PRINT NAME   JOHN F. BURTELOW                                  PRINT NAME   RICHARD A. REKOWSKI
             -----------------------------------------
PRINT TITLE  CHIEF BANKER BEAR                                 PRINT TITLE  DIRECTOR LOGISTICS
             -----------------------------------------
DATED        4-5-02                                            DATED        3/29/02
             -----------------------------------------                      ----------------------------------------------

                                    EXHIBIT A

STANDARD SERVICES                                RATE                     PER                                         2ND YEAR RATES
-----------------                                ----                     ---                                         --------------
INBOUND HANDLING                                $0.46                     CASE                                            $0.475
INBOUND HANDLING                                $4.30                    PALLET                                            $4.44
OUTBOUND HANDLING                               $0.46                  INTER PACK                                         $0.475
OUTBOUND HANDLING                               $0.46                     CASE                                            $0.475
OUTBOUND HANDLING                               $4.30                    PALLET                                            $4.44
RECURRING STORAGE                             $65888.00                  MONTH                                           $65888.00
185600sf
SPECIAL SHIPMENTS                               $0.46                  PER PIECE                                          $0.475
$5.00 Minimum)
BILL OF LADING                                  $5.75                BILL OF LADING                                        $5.75
PHYSICAL INVENTORIES                        PER RATE ABOVE             INVENTORY              1 FREE/YEAR             PER RATE ABOVE
PALLETS SUPPLIED BY
JS                                              $4.25                    PALLET                                            $4.25
SUPPLIES-SHRINK WRAP                        15% OVER COST                                                              15% OVER COST
TAPE, BANDING ETC
FREIGHT                                     15% OVER COST                                                              15% OVER COST
CROSS DOCKING                                   $4.30                    PALLET                                            $4.44
CROSS DOCKING                                   $0.46                    PIECE                                            $0.475

SUPPLEMENTAL SERVICES

WAREHOUSEMAN WILL PROVIDE ADDITIONAL SERVICES AT CUSTOMER REQUEST AT THE CLERICAL AND WAREHOUSE LABOR RATES INDICATED BELOW. UNLESS THE SERVICE IS SPECIFICALLY IDENTIFIED ABOVE, IN WHICH CASE THE RATE SHOWN FOR THAT SPECIFIC SERVICE WILL APPLY.

                                                                AFTER REGULAR
                                    REGULAR MON-FRI            BUSINESS HOURS
LABOR SERVICES                        8AM-4:30 PM             (4:30 PM-7:59 AM)              OVERTIME                   SUN/HOLIDAY
--------------                      ---------------           -----------------              ---------                  -----------
LABOR                                   $25/HR                    $30.00/HR                  $30.00/HR                    $40/HR

WAREHOUSE OVERTIME REQUIRES SUPERVISION. THIS TIME WILL BE CHARGED AT THE LABOR RATE LISTED ABOVE. WEEKEND AND HOLIDAY OVERTIME REQUIRES A FOUR-HOUR MINIMUM.

PASS THROUGH EXPENSES
GOODS AND SERVICES PURCHASED DIRECTLY BY WAREHOUSEMAN AT CUSTOMERS' REQUEST AND THEN INVOICED BY WAREHOUSEMAN TO CUSTOMER WILL BE ASSESSED AN UPCHARGE OF 15%.

                                    Exhibit B
                              Terms and Conditions

ACCEPTANCE -- SEC. 1

(a) This contract and rate quotation including accessorial charges endorsed on or attached hereto must be accepted within 30 days from the proposal date by signature of depositor on the first page of the contract. In the absence of written acceptance, the act of tendering goods described herein for storage or other services by warehouseman within 30 days from the proposal date shall constitute such acceptance by depositor.

(b) In the event that goods tendered for storage or other services do not conform to the description contained herein, or conforming goods are tendered after 30 days from the proposal date without prior written acceptance by depositor as provided in paragraph (a) of this section, warehouseman may refuse to accept such goods. If warehouseman accepts such goods, depositor agrees to rates and charges as may be assigned and invoiced by warehouseman and to all terms of this contract.

(c) This contract may be canceled by either party upon 60 days written notice and is canceled if no storage or other services are performed under this contract for a period of 180 days. In addition, Depositor may terminate this Agreement immediately upon the insolvency of Warehouseman, any assignment of Warehouseman for the benefit of its creditors, or the failure of Warehouseman to vacate the appointment of a receiver or trustee for any part or interest of its business within 30 days from the date of such appointment.

SHIPPING -- SEC. 2

Depositor agrees not to ship goods to warehouseman as the named consignee. If, in violation of this agreement, goods are shipped to warehouseman as named consignee, depositor agrees to notify carrier, with copy of such notice to the warehouseman, that warehouseman named as consignee is a warehouseman and has no beneficial title or interest in such property. Depositor further agrees to indemnify and hold harmless warehouseman from any and all claims for unpaid transportation charges, including undercharges, demurrage, detention or charges of any nature, in connection with goods so shipped. Depositor further agrees that, if it fails to notify carrier as required by the preceding sentence, warehouseman shall have the right to refuse such goods and shall not be liable or responsible for any loss, injury, or damage of any nature to, or related to, such goods.

TENDER FOR STORAGE -- SEC. 3

All goods for storage shall be delivered at the warehouse properly marked and packaged for handling. The depositor shall furnish at or prior to such delivery, a manifest showing marks, brands, or sizes to be kept and accounted for separately, and the class of storage and other services desired.

STORAGE PERIOD AND CHARGES -- SEC. 4

Storage charges are billed in advance on the first day of each month. Should the Depositor elect to not use Warehouseman's 4550 Gustine location or any other warehouseman's facility as its sole location of central storage and handling, the storage charge in Exhibit A will be adjusted to a mutually agreeable amount.

TRANSFER, TERMINATION OF STORAGE, REMOVAL OF GOODS -- SEC. 5

(a) Instructions to transfer goods on the books of the warehouseman are not effective until delivered to and received by warehouseman, and all charges up to the time transfer is made are chargeable to the depositor of record. If a transfer involves rehandling the goods, such rehandling will be subject to a charge at warehouseman's standard rates set forth on Exhibit A attached hereto.

(b) The warehouseman reserves the right to move, at his expense, 14 days after notice is sent by certified or registered mail to the depositor of record or to the last known holder of the negotiable warehouse receipt, any goods in storage from the warehouse in which they may be stored to any other of his warehouses located outside the warehouse complex identified on the first page of this agreement. Warehouseman will store the goods at, and may without notice move the goods within and between, any one or more of the warehouse buildings which comprise the warehouse complex identified on the first page of this agreement.

(c) If as a result of a quality or condition of the goods of which the warehouseman had no notice at the time of deposit the goods are a hazard to other property or to the warehouse or to persons, the warehouseman may sell the goods at public or private sale without advertisement on reasonable notification to all persons known to claim an interest in the goods and such action cannot occur within fifteen (15) days from the date of notice to Depositor. If the warehouseman after a reasonable effort is unable to sell the goods, he may dispose of them in any lawful manner and shall incur no liability by reason of such disposition. Pending such disposition, sale, or return of the goods, the warehouseman may remove the goods from the warehouse and shall incur no liability by reason of such removal.

HANDLING -- SEC. 6

(a) The handling charge covers the ordinary labor involved in receiving goods at warehouse door, placing goods in storage, and returning goods to warehouse door. Handling charges shall be invoiced monthly to depositor and are due and payable within 15 days of invoice date.

(b) Unless otherwise agreed, labor for unloading and loading goods will be subject to a charge at the rates set forth in Exhibit A. Additional expenses incurred by the warehouseman in receiving and handling damaged goods, and additional expense in unloading from or loading into cars or other vehicles not at warehouse door will be charged to the depositor at the rates set forth in Exhibit A.

(c) Labor and materials used in loading rail cars or other vehicles are chargeable to the depositor at the rates set forth in Exhibit A.

(d) When goods are ordered out in quantities less than in which received, the warehouseman may make an additional charge at the rates set forth in Exhibit A for each order or each item of an order.

(e) The warehouseman shall not be liable for demurrage or detention, delays in unloading inbound cars, trailers or other containers, or delays in obtaining and loading cars; trailers or other containers for outbound shipment unless warehouseman has failed to exercise reasonable care.

DELIVERY REQUIREMENTS -- SEC. 7

(a) No goods shall be delivered or transferred except upon receipt by the warehouseman of complete written instructions. Written instructions shall include, but are not limited to, FAX, EDI, Email, or similar communication. However, when no negotiable receipt is outstanding, goods may be delivered upon instruction by telephone in accordance with a prior written authorization, but the warehouseman shall not be responsible for loss or error occasioned thereby.

(b) When depositor requests goods from the warehouse, a reasonable time shall be given the warehouseman to carry out the applicable instructions, and if he is unable because of acts of God, war, public enemies, seizure under legal process, riots and civil commotion, or any reason beyond the warehouseman's control, or because of loss or destruction of goods for which warehouseman is not liable, or because of any other excuse provided by law, the warehouseman shall not be liable for failure to carry out such instructions.

EXTRA SERVICES (SPECIAL SERVICES) -- SEC. 8

(a) Warehouse labor required for services other than ordinary handling and storage will be charged to the depositor at the rates set forth on Exhibit A attached hereto.

(b) Special services requested by depositor, including but not limited to, compiling of special stock statements, reporting marked weights, serial numbers or other data from packages, physical check of goods, and handling transit billing will be subject to a charge at the rates set forth on Exhibit A attached hereto.

(c) Dunnage, bracing, packing materials or other special supplies, may be provided for the depositor at warehouseman's cost plus 15%.

(d) By prior arrangement, goods may be received or delivered during other than usual business hours, subject to a charge at the rates set forth on Exhibit A attached hereto.

(e) Communication expense including postage, teletype, telegram, or telephone will be charged to the depositor at cost if such concern more than normal inventory reporting or if, at the request of the depositor, communications are made by other than regular United States Mail.

BONDED STORAGE -- SEC. 9

(a) A charge in addition to regular rates will be made for merchandise in bond at the rates set forth on Exhibit A attached hereto.

(b) Where a warehouse receipt covers goods in U.S. Customs bond, such receipt shall be void upon the termination of the storage period fixed by law.

LIABILITY AND LIMITATION OF DAMAGES -- SEC. 10

(a) The warehouseman shall not be liable for any damage to goods stored however caused unless such damaged resulted for the failure by the warehouseman to exercise such care in regard to them as a reasonably careful man would exercise under like circumstances and warehouseman is not liable for damages which could not have been avoided by the exercise of such care.

(b) Goods are not insured by the warehouseman against loss or damage however caused.

(c) The depositor declares that damages are limited to the cost of the merchandise.

(d) Where damage occurs to stored goods, for which the warehouseman is not liable, the depositor shall be responsible for the cost of removing and disposing of such goods and the cost of any environmental cleanup and site remediation resulting from the loss or injury of goods.

NOTICE OF CLAIM AND FILING OF SUIT -- SEC. 11

(a) Claims by the depositor and all other persons must be presented in writing to the warehouseman within a reasonable time, and in no event longer than 90 days after delivery or notification by the depositor that loss or injury to part or all of the goods has occurred, whichever time is shorter.

(b) No action may be maintained by the depositor or others against the warehouseman for loss or injury to the goods stored unless such action is commenced nine months after delivery or notification by the depositor that loss or injury to part or all of the goods has occurred, whichever time is shorter.

(c) When goods have not been delivered, notice may be given of known loss or injury to the goods by mailing of a registered or certified letter to the depositor of record or to the last known holder of a negotiable warehouse receipt. Time limitations for presentation of claim in writing and maintaining of action after notice begin on the date of mailing of such notice by warehouseman.

LIABILITY FOR CONSEQUENTIAL DAMAGES -- SEC. 12

Neither party shall be liable for any loss of profit or special, indirect, or consequential damages of any kind.

LIABILITY FOR MISSHIPMENT -- SEC. 13

If warehouseman negligently misships goods, the warehouseman shall pay the reasonable transportation charges incurred to return the misshipped goods to the warehouse. If the consignee fails to return the goods, warehouseman's maximum liability shall be for the lost or damaged goods as specified in Section 10 above, and warehouseman shall have no liability for damages due to the consignee's acceptance or use of the goods whether such goods be those of the depositor or another.

MYSTERIOUS DISAPPEARANCE -- SEC. 14

Warehouseman shall not be liable for loss of goods due to inventory shortage or unexplained or mysterious disappearance of goods unless depositor establishes such loss occurred because of warehouseman's failure to exercise the care required of warehouseman under Section 10 above and merchandise shortages are less than 0.625% of the cost of merchandise received by the Warehouseman. Warehouseman shall be liable for any merchandise shortage in excess of 0.625% of the cost of merchandise received, such shortage determined by periodic physical inventory(s).

RIGHT TO STORE GOODS -- SEC. 15

Depositor represents and warrants that depositor is lawfully possessed of the goods and has the right and authority to store them with warehouseman. Depositor agrees to indemnify and hold harmless the warehouseman from all loss, cost and expense (including reasonable attorneys' fees) which warehouseman pays or incurs as a result of any dispute or litigation, whether instituted by warehouseman or others, respecting depositor's right, title or interest in the goods. Such amounts shall be charges in relation to the goods and subject to warehouseman's lien.

ACCURATE INFORMATION -- SEE. 16

Depositor will provide warehouseman with information concerning the stored goods, which is accurate, complete and sufficient to allow warehouseman to comply with all laws and regulations concerning the storage, handling and transporting of the stored goods. Depositor will indemnify and hold warehouseman harmless from all loss, cost, penalty and expense (including reasonable attorneys' fees) which warehouseman pays or incurs as a result of depositor failing to fully discharge this obligation.

SEVERABILITY and WAIVER -- SEC. 17

(a) If any provision of this receipt, or any application thereof, should be construed or held to be void, invalid or unenforceable, by order, decree or judgment of a court of competent jurisdiction, the remaining provisions of this receipt shall not be affected thereby but shall remain in full force and effect.

(b) Warehouseman's failure to require strict compliance with any provision of the Warehouse Receipt shall not constitute a waiver or estoppel to later demand strict compliance with that or any other provision(s) of this Warehouse Receipt.

(c) The provisions of this Warehouse Receipt shall be binding upon the depositor's heirs, executors, successors and assigns; contain the sole agreement governing goods stored with the warehouseman; and, cannot be modified except by a writing signed by warehouseman.

COMPLIANCE WITH UNIFORM COMMERCIAL CODE -- SEC. 18

Unless otherwise expressly set forth herein, all of warehouseman's acts carried out in its performance of services hereunder and any liability hereunder shall be governed by the provisions of the Uniform Commercial Code, Mo. Rev. Stat.
Section 400.7-101 et seq.

                           FIRST AMENDMENT TO CONTRACT

The following represents the first amendment to the contract dated February 1, 2002 between JS Logistics, Inc. ("JS") and Build-A-Bear Workshop, Inc. ("BABW") whereby JS provides warehousing and distribution services to BABW. The contract is hereby amended as follows:

      1. The Contract termination date is extended to March 31, 2005 from March 31, 2004.

      2. Either party may terminate the contract at any time after March 31, 2004 by providing five months notice.

      3. In the event of termination of the contract and the transfer of BABW items from JS's warehouse(s), such bulk transfers will be charged to BABW at $25 per hour. This charge is in lieu of the carton contract rates for normal distributions to BABW stores. JS will also charge BABW for the contract rate for pallets used to move such items.

      4. Effective May 25, 2003 and for the remainder of the contract, the recurring monthly storage fee will be $55,888 per month and all other inbound/outbound fees currently being assessed at $.475 per carton will be assessed at $.46 per carton. Carton is defined as a master pack carton when there are no inner pack cartons within the master carton and as inner pack cartons when such master carton contains inner pack cartons (which is the current billing practice).

      5. BABW will have use of the entire warehouse located at 4550 Gustine Ave, including the main warehouse facility (approx 186,000 square feet) and the detached warehouse space (approximately 14,000 square feet) but will not have use of the open dock space between these two facilities. Should BABW and JS mutually decide that additional storage space is required for BABW in addition to the existing 200,000 square feet, such determination will take in to account operational needs, regulatory requirements and local building codes and such additional space's rental will be negotiated at such future time.

Build-A-Bear Workshop, Inc.                               JS Logistics, Inc.
By: /s/ John F. Burtelow                                  By: /s/ John Cody
It's: Chief Banker Bear                                   It's: President
Date: 5/20/03                                             Date: 5/20/03